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                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-3760 and 333-2007 and Form S-8 Nos. 33-00076, 333-16741 and
333-15755) of FPA Medical Management, Inc. and in the related Prospectuses of our report dated February 22, 1996, with respect to the 1995 and 1994 consolidated financial statements of AHI Healthcare Systems, Inc. included in this Current Report (Form 8-K/A) of FPA Medical Management, Inc.


                                                /s/ ERNST & YOUNG LLP


                                                ERNST & YOUNG LLP

Los Angeles, California
May 28, 1997